Exhibit 23.2



                         Consent of Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To EA Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated March 25, 1996 included in EA Industries, Inc.'s (formerly known as Electronic Associates, Inc.) Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our firm included in or made a part of this registration statement.


                                                       /s/ Arthur Andersen LLP
                                                       -----------------------
                                                       ARTHUR ANDERSEN LLP
Roseland, New Jersey
November 21, 1996